PARENT SHAREHOLDER VOTING AGREEMENT

         This PARENT SHAREHOLDER VOTING AGREEMENT (this "Agreement") is entered into as of January __, 2005, by and between American Corporation, a Minnesota corporation (the "Company"), and the undersigned shareholder (the "Shareholder") of National Incorporated, a California corporation ("Parent").

                              W I T N E S S E T H:

         WHEREAS, Parent, Major League Merger Corporation, a Minnesota corporation and a wholly owned subsidiary of Parent ("Merger Sub 1"), Minor League Merger Corporation, a Delaware corporation and a wholly owned subsidiary of Parent ("Merger Sub 2"), and the Company are entering into an Agreement and Plan of Merger and Reorganization (the "Reorganization Agreement") concurrently herewith pursuant to which (i) Parent will merge with and into Merger Sub 2 (the "Migratory Merger"), whereupon (A) Merger Sub 2 will succeed to all of the rights and liabilities of Parent, and (B) all outstanding shares of capital stock of Parent will be converted into the right to receive an equivalent number of shares of capital stock of Merger Sub 2, and (ii) Merger Sub 1 will merge with and into the Company (the "Merger"), whereupon (A) the Company will become a wholly owned subsidiary of Merger Sub 2, and (B) all outstanding shares of capital stock of the Company (the "Company Capital Stock") will be converted into the right to receive a number of shares of common stock of Merger Sub 2 as set forth therein.

         WHEREAS, for all purposes of and under this Agreement capitalized terms used but not otherwise defined herein shall have the respective meanings ascribed thereto in the Reorganization Agreement.

         WHEREAS, Parent, the Company and Merger Sub (as defined below), have entered into an Agreement and Plan of Merger and Reorganization of even date herewith (the "Merger Agreement"), which provides for the merger (the "Merger") of the Company with and into a wholly-owned subsidiary of Parent ("Merger Sub").

         WHEREAS, the Shareholder is the beneficial owner (as defined in Rule 13d-3 under the Securities Exchange Act of 1934, as amended (the "Exchange Act")) of the shares of capital stock of Parent, and options to acquire shares of capital stock of Parent, each as set forth on the signature page of this Agreement.

         WHEREAS, in consideration of the execution of the Merger Agreement by the Company, the Shareholder (solely in his capacity as such) is hereby agreeing to vote the Shares (as defined below), so as to facilitate the consummation of the Merger.

         NOW, THEREFORE, in consideration of the premises and the covenants and agreements set forth in the Merger Agreement and in this Agreement, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged and accepted, the parties hereto hereby agree as follows:

         1. Certain Definitions. Capitalized terms used but not otherwise defined herein shall have the respective meanings ascribed to them in the Merger Agreement. For purposes of this Agreement, the following terms shall have the following respective meanings:

                  (a) "Expiration Date" shall mean the earlier to occur of (i) such date and time as the Merger Agreement shall have been validly terminated in accordance with its terms and conditions, or (ii) such date and time as the Merger shall become effective in accordance with its terms and conditions.

                  (b) "Person" shall mean any individual, any corporation, limited liability company, general or limited partnership, business trust, unincorporated association or other business organization or entity, or any governmental body or authority.

                  (c) "Shares" shall mean (i) all voting securities of Parent beneficially owned by the Shareholder as of the date of this Agreement and (ii) all voting securities of Parent which the Shareholder purchases or acquires beneficial ownership of after the date of this Agreement and prior to the Expiration Date, including, without limitation, any shares issued or issuable upon the conversion, exercise or exchange, as the case may be, of any shares held by the Shareholder which are convertible into, or exercisable or exchangeable for, voting securities of Parent.

                  (d) "Transfer" shall mean a direct or indirect: (i) sale, pledge, encumbrance, grant of an option with respect to, transfer or disposal of a security or any interest in such security, or (ii) entrance into an agreement or commitment providing for the sale of, pledge of, encumbrance of, grant of an option with respect to, transfer of or disposition of such security or any interest therein.

         2. Transfer of Shares.

                  (a) Transferee of Shares to be Bound by this Agreement. The Shareholder hereby agrees that, at all times during the period commencing with the execution and delivery of this Agreement until the Expiration Date, the Shareholder shall not cause or permit any Transfer of any of the Shares (or any securities convertible into or exercisable or exchangeable for Shares), or any interest in the foregoing, to be effected unless each Person to which any of such Shares (or any securities convertible into or exercisable or exchangeable for Shares), or any interest in any of the foregoing, is or may be Transferred shall have (i) executed a counterpart of this Agreement and an irrevocable proxy in the form attached hereto as Exhibit A (the "Proxy"), and (ii) agreed in writing to hold such Shares (or any securities convertible into or exercisable or exchangeable for Shares), or such interest in the foregoing, subject to the terms and conditions of this Agreement.

                  (b) Transfer of Voting Rights. The Shareholder hereby agrees that, at all times during the period commencing with the execution and delivery of this Agreement until the Expiration Date, the Shareholder shall not deposit (or permit the deposit of) any Shares (or any securities convertible into or exercisable or exchangeable for Shares), or any interest in the foregoing, in a voting trust or grant any proxy, or enter into any voting agreement or similar agreement or arrangement in contravention of the obligations of the Shareholder under this Agreement with respect to any of the Shares (or any securities convertible into or exercisable or exchangeable for Shares), or any interest in the foregoing.

         3. Agreement to Vote Shares. The Shareholder hereby agrees that, at all times during the period commencing with the execution and delivery of this Agreement until the Expiration Date, at every meeting of the shareholders of Parent called with respect to any of the following, and at every adjournment or postponement thereof, and on every action or approval by written consent of the shareholders of Parent with respect to any of the following, the Shareholder shall vote, to the extent not voted by the person(s) appointed under the Proxy (as defined in Section 4 hereof), the Shares:

                  (a) in favor of the adoption and approval of the Merger Agreement and the approval of the Merger, and in favor of each of the other actions contemplated by the Merger Agreement and any action required in furtherance thereof including, without limitation, the Migratory Merger;

                  (b) against approval of any proposal made in opposition to, or in competition with, consummation of the Merger and the other transactions contemplated by the Merger Agreement including, without limitation, the Migratory Merger;

                  (c) against any of the following actions (other than those actions that relate to the Merger and the other transactions contemplated by the Merger Agreement including, without limitation, the Migratory Merger): (i) any merger, consolidation, business combination, sale of assets, reorganization or recapitalization of Parent or any subsidiary of Parent with any person, (ii) any sale, lease or transfer of any significant part of the assets of Parent or any subsidiary of Parent, (iii) any reorganization, recapitalization, dissolution, liquidation or winding up of Parent or any subsidiary of Parent, (iv) any change in the capitalization of Parent or any subsidiary of Parent, or the corporate structure of Parent or any subsidiary of Parent, or (v) any other action that is intended, or could reasonably be expected to, impede, interfere with, delay, postpone, discourage or adversely affect the Merger or any of the other transactions contemplated by the Merger Agreement; and

                  (d) in favor of waiving any notice that may have been or may be required relating to any reorganization of Parent or any subsidiary of Parent, any reclassification or recapitalization of the capital stock of Parent or any subsidiary of Parent, or any sale of assets, change of control, or acquisition of Parent or any subsidiary of Parent by any other person, or any consolidation or merger of Parent or any subsidiary of Parent with or into any other person.

Prior to the Expiration Date, the Shareholder shall not enter into any agreement or understanding with any person to vote or give instructions in any manner inconsistent with the terms of this Section 3.

         4. Irrevocable Proxy. The Shareholder hereby agrees to deliver to the Company, concurrently with the execution and delivery of this Agreement, the Proxy in the form attached hereto as Exhibit A, which shall be irrevocable to the fullest extent permitted by applicable law, with respect to the Shares. The Shareholder agrees that such Proxy is executed and intended to be irrevocable in accordance with provisions of Section 705 of the California Corporations Code ("CGCL") and this Agreement is entered into in accordance with Section 706(a) of the CGCL.

         5. Representations, Warranties and Covenants of the Shareholder. The Shareholder hereby represents, warrants and covenants to Parent as follows:

                  (a) The Shareholder is the beneficial or record owner of, or exercises voting power over, the Shares. The Shares constitute the Shareholder's entire interest in the outstanding shares of voting securities of Parent and the Shareholder does not hold any other outstanding shares of capital stock of Parent. No person not a signatory to this Agreement has a beneficial interest in or a right to acquire or vote any of the Shares (other than, (i) if the Shareholder is a partnership, the rights and interest of persons and entities that own partnership interests in the Shareholder under the partnership agreement governing the Shareholder and applicable partnership law or (ii) if the Shareholder is a married individual and resides in a State with community property laws, the community property interest of his or her spouse to the extent applicable under such community property laws). The Shares are and will be at all times up until the Expiration Date free and clear of any security interests, liens, claims, pledges, options, rights of first refusal, co-sale rights, agreements, limitations on the Shareholder's voting rights, charges and other encumbrances of any nature ("Encumbrances") that would adversely affect the Merger or the exercise or fulfillment of the rights and obligations of Parent under the Merger Agreement or of the parties to this Agreement. The
Shareholder's principal residence or place of business is set forth on the signature page hereto.

                  (b) The Shareholder has all requisite power, capacity and authority to enter into this Agreement and to perform its obligations under this Agreement. The execution and delivery of this Agreement by the Shareholder and the consummation by the Shareholder of the transactions contemplated hereby have been duly authorized by all necessary action, if any, on the part of the Shareholder. This Agreement has been duly executed and delivered by the Shareholder and constitutes a valid and binding obligation of the Shareholder, enforceable against the Shareholder in accordance with its terms, subject only to the effect, if any, of (a) applicable bankruptcy and other similar laws affecting the rights of creditors generally and (b) rules of law governing specific performance, injunctive relief and other equitable remedies.

                  (c) The execution and delivery of this Agreement by the Shareholder does not, and the Shareholder's performance of the obligations under this Agreement will not: (a) conflict with, or result in any violation of any order, decree or judgment applicable to the Shareholder or by which the Shareholder or any of the Shareholder's properties or the Shares are bound; or
(b) result in any breach of or constitute a default (with notice or lapse of time, or both) under, or give to others any rights of termination, amendment, acceleration or cancellation of, or result in the creation of any Encumbrance on, any of the Shares pursuant to any contract to which the Shareholder is a party or by which the Shareholder or any of the Shareholder's properties (including the Shares) is bound or affected. The execution and delivery of this Agreement by the Shareholder does not, and the performance of this Agreement by the Shareholder will not, require the consent of any third party.

                  (d) There is (a) no action, suit, proceeding, claim, arbitration or investigation pending before any Governmental Entity or, to the Shareholder's actual knowledge, threatened against, and (b) no judgment, decree or order against, (i) the Shareholder, or (ii) any of (A) the Shareholder's affiliates, (B) the Shareholder's or its affiliates' respective properties, (C) the Shareholder's officers or directors (in the case of a corporate entity (in their capacities as such)), or (D) the Shareholder's respective partners (in the case of a partnership), in the case of each of (i) and (ii) that, individually or in the aggregate, would reasonably be expected to materially delay or impair the Shareholder's ability to consummate the transactions contemplated by this Agreement.

         6. Consent and Waiver. The Shareholder hereby gives any consents or waivers that are reasonably required for the consummation of the Merger under the terms of any agreement or instrument to which the Shareholder is a party or subject or in respect of any rights the Shareholder may have in connection with the Merger or the other transactions provided for in the Merger Agreement (whether such rights exist under the articles of incorporation or bylaws of the Company, any contract or commitment of the Company under statutory or common law or otherwise). Without limiting the generality or effect of the foregoing, the Shareholder hereby waives any and all rights to contest or object to the execution and delivery of the Merger Agreement, Parent Board of Directors' actions in approving and recommending the Merger, the consummation of the Merger and the other transactions provided for in the Merger Agreement, or to seek damages or other legal or equitable relief in connection therewith.

         7. Additional Documents. The Shareholder hereby agrees to execute and deliver any additional documents necessary or desirable, in the reasonable opinion of the Company, to carry out the intent of this Agreement.

         8. Confidentiality. The Shareholder shall hold any information regarding this Agreement, the Merger, the Merger Agreement and the transactions contemplated thereby, in strict confidence and shall not divulge any such information to any third person until such time as the Merger has been publicly disclosed by the Company. Neither the Shareholder, nor any of its affiliates shall issue or cause the publication of any press release or other public announcement with respect to this Agreement, the Merger, the Merger Agreement or the other transactions contemplated thereby without the prior written consent of the Parent, except as may be required by law or by any listing agreement with, or the policies of, the Nasdaq Stock Market or an applicable national securities exchange in which circumstance such announcing party shall make reasonable efforts to consult with the Company to the extent practicable.

         9. Appraisal Rights. The Shareholder agrees not to exercise any rights of appraisal or any dissenters' rights that the Shareholder may have (whether under applicable law or otherwise) or could potentially have or acquire in connection with the Merger.

         10. Termination. This Agreement shall terminate and shall have no further force or effect after the Expiration Date.

         11. Miscellaneous.

                  (a) Notices. All notices and other communications hereunder shall be in writing and shall be deemed given on (i) the date of delivery, if delivered personally or by commercial delivery service, or (ii) on the date of confirmation of receipt (or the next Business Day, if the date of confirmation of receipt is not a Business Day), if sent via facsimile (with confirmation of receipt), to the parties hereto at the following address (or at such other address for a party as shall be specified by like notice):

                           (i) if to the Company, to:

                               American Corporation
                               [Address]
                               [Address]
                               Attention:  General Counsel
                               Facsimile No.:  (   )
                               Telephone No.:  (   )

                               with a copy (which shall not constitute notice) to:

                               Attention:
                                            ----------------------

                                            ----------------------

                                            ----------------------
                               Facsimile No.:
                                              --------------------
                               Telephone No.:
                                              --------------------

                           (ii) if to the Shareholder,  to the address set forth
for the Shareholder on the signature page hereof.

                  (b) Interpretation. When a reference is made in this Agreement to Sections or Exhibits, such reference shall be to a Section of or an Exhibit to this Agreement unless otherwise indicated. The words "include," "includes" and "including" when used herein shall be deemed in each case to be followed by the words "without limitation." The phrases "the date of this Agreement", "the date hereof", and terms of similar import, unless the context otherwise requires, shall be deemed to refer to the date first above written.

                  (c) Specific Performance; Injunctive Relief. The parties hereto acknowledge that Parent will be irreparably harmed and that there will be no adequate remedy at law for a violation of any of the covenants or agreements of the Shareholder set forth herein. Therefore, it is agreed that, in addition to any other remedies that may be available to Parent upon any such violation of this Agreement Parent shall have the right to enforce such covenants and agreements by specific performance, injunctive relief or by any other means available to Parent at law or in equity and the Shareholder hereby waives any and all defenses which could exist in its favor in connection with such enforcement and waives any requirement for the security or posting of any bond in connection with such enforcement.

                  (d) Counterparts. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same instrument and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties hereto; it being understood that all parties need not sign the same counterpart.

                  (e) Entire Agreement; Nonassignability; Parties in Interest. This Agreement and the documents and instruments and other agreements specifically referred to herein or delivered pursuant hereto (including the Proxy) (i) constitute the entire agreement among the parties with respect to the subject matter hereof and supersede all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof and (ii) are not intended to confer, and shall not be construed as conferring, upon any person other than the parties hereto any rights or remedies hereunder. Neither this Agreement nor any of the rights, interests, or obligations under this Agreement may be assigned or delegated, in whole or in part, by operation of law or otherwise, by the Shareholder without the prior written consent of the Company, and any such assignment or delegation that is not consented to shall be null and void. This Agreement, together with any rights, interests or obligations of the Company hereunder, may be assigned or delegated in whole or in part by the Company without the consent of or any action by the Shareholder upon notice by the Company to the Shareholder as herein provided. Subject to the preceding sentence, this Agreement shall be binding upon, inure to the benefit of, and be enforceable by, the parties hereto and their respective successors and assigns (including any person to whom any Shares are sold, transferred or assigned).

                  (f) Amendment; Waiver. Subject to the provisions of applicable law, the parties hereto may amend this Agreement at any time pursuant to an instrument in writing signed on behalf of each of the parties hereto. At any time, any party hereto may, to the extent legally allowed, waive any inaccuracies in the representations and warranties made to such party contained herein or in any document delivered pursuant hereto and waive compliance with any of the agreements or conditions for the benefit of such party contained herein. Any agreement on the part of a party hereto to any such waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party. Without limiting the generality or effect of the preceding sentence, no delay in exercising any right under this Agreement shall constitute a waiver of such right, and no waiver of any breach or default shall be deemed a waiver of any other breach or default of the same or any other provision in this Agreement.

                  (g) Severability. In the event that any provision of this Agreement, or the application thereof, becomes or is declared by a court of competent jurisdiction to be illegal, void or unenforceable, the remainder of this Agreement shall continue in full force and effect and shall be interpreted so as reasonably to effect the intent of the parties hereto. The parties hereto further agree to use their commercially reasonable efforts to replace such void or unenforceable provision of this Agreement with a valid and enforceable provision that shall achieve, to the extent possible, the economic, business and other purposes of such void or unenforceable provision.

                  (h) Remedies Cumulative. Except as otherwise provided herein, any and all remedies herein expressly conferred upon a party shall be deemed cumulative with and not exclusive of any other remedy conferred hereby, or by law or equity upon such party, and the exercise by a party of any one remedy shall not preclude the exercise of any other remedy.

                  (i) Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of California without reference to such state's principles of conflicts of law. Each of the parties hereto irrevocably consents to the exclusive jurisdiction of any court located within the State of California, in connection with any matter based upon or arising out of this Agreement or the matters contemplated herein, agrees that process may be served upon them in any manner authorized by the laws of the State of California for such persons and waives and covenants not to assert or plead any objection which they might otherwise have to such jurisdiction and such process.

                  (j) Rules of Construction. The parties hereto agree that they have been represented by counsel during the negotiation, preparation and execution of this Agreement and, therefore, waive the application of any law, regulation, holding or rule of construction providing that ambiguities in an agreement or other document shall be construed against the party drafting such agreement or document.

                  (k) WAIVER OF JURY TRIAL. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT, OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE ACTIONS OF ANY PARTY HERETO IN NEGOTIATION, ADMINISTRATION, PERFORMANCE OR ENFORCEMENT HEREOF.


                            [Signature Page Follows]

         IN WITNESS WHEREOF, the parties hereto have caused this Voting Agreement to be executed as of the date first above written.

AMERICAN CORPORATION                                   SHAREHOLDER:

By:
    -------------------------------------------        ---------------------------------------------------------------
                                                       (Print Name of the Shareholder)


Name:
      -----------------------------------------        ---------------------------------------------------------------
                                                       (Signature)


Title:
       ----------------------------------------        ---------------------------------------------------------------
                                                       (Print name and title if signing on behalf of an entity)


                                                       ---------------------------------------------------------------
                                                       (Print Address)


                                                       ---------------------------------------------------------------
                                                       (Print Address)


                                                       ---------------------------------------------------------------
                                                       (Print Telephone Number)


                                                       ---------------------------------------------------------------
                                                       (Social Security or Tax I.D. Number)



        Shares beneficially owned by the Shareholder on the date hereof:

                 _________ shares of voting securities of Parent

       _________ shares of voting securities of Parent subject to options


                  [SIGNATURE PAGE TO COMPANY VOTING AGREEMENT]

                                    EXHIBIT A

                                IRREVOCABLE PROXY
                                TO VOTE STOCK OF
                              NATIONAL INCORPORATED

         The undersigned shareholder of National Incorporated, a California corporation ("Parent"), hereby irrevocably (to the fullest extent permitted by applicable law) appoints the members of the Board of Directors of American Corporation, a Minnesota corporation (the "Company"), and each of them, or any other designee of the Company, as the sole and exclusive attorneys and proxies of the undersigned, with full power of substitution and resubstitution, to vote and exercise all voting and related rights (to the fullest extent that the undersigned is entitled to do so) with respect to all of the shares of capital stock of Parent that now are or hereafter may be beneficially owned by the undersigned, and any and all other shares or securities of Parent issued or issuable in respect thereof on or after the date hereof (collectively, the "Shares") in accordance with the terms of this irrevocable proxy (the
"Irrevocable Proxy"). The Shares beneficially owned by the undersigned shareholder of Parent as of the date of this Irrevocable Proxy are listed on the final page of this Irrevocable Proxy. Upon the undersigned's execution of this Irrevocable Proxy, any and all prior proxies given by the undersigned with respect to any Shares are hereby revoked and the undersigned agrees not to grant any subsequent proxies or enter into any agreement or understanding with any person to vote or give instructions with respect to the Shares in any manner inconsistent with the terms of this Irrevocable Proxy until after the Expiration Date (as defined below).

         This Irrevocable Proxy is irrevocable (to the fullest extent permitted by applicable law), is coupled with an interest, is granted pursuant to that certain Voting Agreement dated as of even date herewith by and between Parent and the undersigned (the "Voting Agreement"), and is granted in consideration of Parent entering into that certain Agreement and Plan of Merger of even date herewith (the "Merger Agreement"), which provides for the merger (the "Merger") of the Company with and into a wholly-owned subsidiary of Parent ("Merger Sub"). The undersigned shareholder agrees that the Irrevocable Proxy is executed and intended to be irrevocable in accordance with provisions of Section 705 of the California Corporations Code ("CGCL") and this Agreement is entered into in accordance with Section 706(a) of the CGCL. As used herein, the term "Expiration Date" shall mean the earlier to occur of (i) such date and time as the Merger Agreement shall have been validly terminated in accordance with its terms and conditions, or (ii) such date and time as the Merger shall become effective in accordance with its terms and conditions.

         The attorneys and proxies named above, and each of them, are hereby authorized and empowered by the undersigned, at any time prior to the Expiration Date, to act as the undersigned's attorney and proxy to vote the Shares, and to exercise all voting and other rights of the undersigned with respect to the Shares (including, without limitation, the power to execute and deliver written consents pursuant to the California General Corporation Law), at every annual, special or adjourned meeting of the shareholders of the Company and in every written consent in lieu of such meeting as follows: (a) in favor of the adoption and approval of the Merger Agreement and the approval of the Merger, and in favor of each of the other actions contemplated by the Merger Agreement including, without limitation, the Migratory Merger, and any action required in furtherance thereof; (b) against approval of any proposal made in opposition to, or in competition with, consummation of the Merger and the other transactions contemplated by the Merger Agreement including, without limitation, the Migratory Merger; (c) against any of the following actions (other than those actions that relate to the Merger and the other transactions contemplated by the Merger Agreement, including, without limitation, the Migratory Merger): (i) any merger, consolidation, business combination, sale of assets, reorganization or recapitalization of Parent or any subsidiary of the Company with any person,
(ii) any sale, lease or transfer of any significant part of the assets of the Company or any subsidiary of the Company, (iii) any reorganization, recapitalization, dissolution, liquidation or winding up of Parent or any subsidiary of Parent, (iv) any change in the capitalization of Parent or any subsidiary of Parent, or the corporate structure of Parent or any subsidiary of Parent, or (v) any other action that is intended, or could reasonably be expected to, impede, interfere with, delay, postpone, discourage or adversely affect the Merger or any of the other transactions contemplated by the Merger Agreement; and (d) in favor of waiving any notice that may have been or may be required relating to any reorganization of Parent or any subsidiary of Parent, any reclassification or recapitalization of the capital stock of Parent or any subsidiary of Parent, or any sale of assets, change of control, or acquisition of Parent or any subsidiary of Parent by any other person, or any consolidation or merger of Parent or any subsidiary of Parent with or into any other person.

         The attorneys and proxies named above may not exercise this Irrevocable Proxy on any other matter except as provided above. The undersigned shareholder may vote the Shares on all other matters.

         All authority herein conferred shall survive the death or incapacity of the undersigned and any obligation of the undersigned hereunder shall be binding upon the heirs, personal representatives, successors and assigns of the undersigned.


                            [Signature Page Follows]

         This Irrevocable Proxy is coupled with an interest as aforesaid and is irrevocable. This Irrevocable Proxy may not be amended or otherwise modified without the prior written consent of the Company. This Irrevocable Proxy shall terminate, and be of no further force and effect, automatically upon the Expiration Date.

Dated:  January __, 2005


                                ------------------------------------------------
                                (Print Name of the Shareholder)


                                ------------------------------------------------
                                (Signature of the Shareholder)


                                ------------------------------------------------
                                (Print name and title if signing on behalf of an entity)

                                ------------------------------------------------
                                Shares beneficially owned on the date hereof:

                                _________ shares of voting securities of Parent

                                _________ shares of voting securities of Parent subject to options




                      [SIGNATURE PAGE TO IRREVOCABLE PROXY]